Innovate Biopharmaceuticals Announces Closing of $8.7 Million Registered Direct Offering

RALEIGH, N.C., May 1, 2019 - Innovate Biopharmaceuticals, Inc. (NASDAQ: INNT) today announced the closing of its previously announced registered direct offering of 4,318,272 shares of common stock at a purchase price of $2.025 per share, for aggregate gross proceeds of approximately $8.7 million. Innovate also issued unregistered warrants to purchase up to 4,318,272 shares of common stock with an exercise price of $2.13 per share. The warrants are exercisable immediately following the issuance and will expire five and one-half years from the date of issuance.

H.C. Wainwright & Co. acted as the exclusive placement agent for the offering.

Innovate intends to use the proceeds for the Phase 3 registration trials of its lead program, INN-202, as well as for working capital and general corporate purposes.

The shares of common stock (but not the warrants or the shares of common stock underlying the warrants) were offered pursuant to a “shelf” registration statement on Form S-3 (File No. 333-223669), which was declared effective by the United States Securities and Exchange Commission (SEC) on July 13, 2018. A prospectus supplement and the accompanying prospectus relating to the shares of common stock were filed by Innovate with the SEC. Copies of the prospectus supplement and the accompanying prospectus may be obtained at the SEC’s website at www.sec.gov or by contacting H.C. Wainwright & Co., LLC, 430 Park Avenue, 3rd Floor, New York, NY 10022, by calling (646) 975-6996 or emailing placements@hcwco.com.

The warrants and shares issuable upon exercise of the warrants were offered in a concurrent private placement and have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from such registration requirements. Innovate has agreed to file a registration statement for the resale of the shares underlying the warrants within 45 days.

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor will there be any sales of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

About Innovate Biopharmaceuticals, Inc. (Nasdaq: INNT)

Innovate is a clinical stage biotechnology company focused on developing novel therapeutics for autoimmune and inflammatory diseases. Innovate’s lead drug candidate, larazotide acetate, has a mechanism of action that renormalizes the dysfunctional intestinal barrier by decreasing intestinal permeability and reducing antigen trafficking, such as gliadin fragments in celiac disease, and bacterial toxins and immunogenic antigens in nonalcoholic steatohepatitis (NASH). In several diseases, including celiac disease, NASH, Crohn’s disease, ulcerative colitis, irritable bowel syndrome (IBS), type 1 diabetes mellitus (T1DM), chronic kidney disease (CKD), the intestinal barrier is dysfunctional with increased permeability.

Forward Looking Statements

This press release includes forward-looking statements including, but not limited to, statements related to the development of drug candidates, our operations and business strategy, capital raising, our expected financial results, and corporate updates. The forward-looking statements contained in this press release are based on management’s current expectations and are subject to substantial risks, uncertainty and changes in circumstances. Actual results may differ materially from those expressed by these expectations due to risks and uncertainties, including, among others, those related to our ability to obtain additional capital on favorable terms to us, or at all, including, without limitation, to fund our current and future preclinical studies and clinical trials, including, without limitation, raising additional funds for our Phase 3 registration trial for INN-202, and the success, timing and cost of our drug development program and our ongoing or future preclinical studies and clinical trials, including, without limitation, the possibility of unfavorable new clinical and preclinical data and additional analyses of existing data, as well as the risks that prior clinical and preclinical results may not be replicated. These risks and uncertainties include, but may not be limited to, those described in our Annual Report on Form 10-K filed with the SEC on March 18, 2019, and in any subsequent filings with the SEC. Forward-looking statements speak only as of the date of this press release, and we undertake no obligation to review or update any forward-looking statement except as may be required by applicable law.

SOURCE: Innovate Biopharmaceuticals, Inc.

Contact:
Jennifer K. Zimmons, Ph.D.
Investor Relations
Tel: +1-917-214-3514
Email: jzimmons@innovatebiopharma.com
www.innovatebiopharma.com